AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

December 8, 2009

United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	China Media Express Holdings, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K for China Media Express Holdings, Inc., dated December 4, 2009 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by:	/s/ Richard J. Fleischman
Richard J. Fleischman, CPA